Exhibit 99.3

Americold Realty Trust Announces Leadership Transition and Board Appointments

George Chappelle Appointed Interim CEO
Americold Board Appoints Three New Trustees – Rob Bass, George Chappelle and Pamela Kohn

ATLANTA – November 3, 2021 – Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses, today announced a leadership transition and the appointment of three new members to the Americold Board of Trustees.

Leadership Transition

George Chappelle, a former Tyson Foods executive and former Chairman of the Board of AGRO Merchants Group, has been appointed Interim Chief Executive Officer, effective immediately. Mr. Chappelle’s appointment follows the decision of the Americold Board of Trustees to terminate Fred Boehler without cause. Mr. Boehler also resigned as a Trustee.

The Americold Board has engaged a nationally recognized search firm to identify a permanent Chief Executive Officer.

“Americold plays a key role in the global food supply chain due to its scale, footprint and differentiated business model, and we are proud that the Company remains focused on supporting its customers and navigating this dynamic operating environment,” said Mark Patterson, Chairman of the Americold Board. “We are pleased to have someone of George’s caliber step into the interim leadership role at this important time. George is a food and CPG industry veteran with tremendous logistics, supply chain and information technology expertise. Given Americold’s strong foundation, attractive assets and deep bench of talent, the Board is confident in the Company’s ability to deliver significant growth and long-term value creation as the supply chain recovers and food production levels rebound.”

Mr. Chappelle said, “Having spent decades in the food industry, I have long admired Americold as a truly best-in-class operator and an irreplaceable partner in the food supply chain. I am honored to join the Board, take on this interim leadership role, and work with the talented Americold team. Together, we will continue to focus on serving the cold chain, delivering operational excellence and executing disciplined growth.”

Mr. Patterson continued, “We appreciate Fred’s contributions to Americold, including his leadership in building the premier global leader in temperature controlled infrastructure with a best-in-class team. We wish Fred all the best.”

The Company noted that Mr. Boehler’s departure is not related to any disagreement with the Board or members of management concerning corporate strategy or financial or accounting matters.

Board Appointments

Americold also announced today that it is expanding its Board of Trustees from eight to ten members with the immediate appointment of three new Trustees: Rob Bass, Chief Supply Chain and Global Properties Officer of Best Buy; Pamela Kohn, Chief Merchandising Officer of Sally Beauty Holdings; and Mr. Chappelle.

The appointment of three new Trustees builds on Americold’s strong track record of refreshing its Board with members who bring considerable experience and relevant expertise to the Company’s business. With the additions of Mr. Bass, Mr. Chappelle and Ms. Kohn, more than half of the Americold Trustees have been appointed since 2019. Following these appointments, nine of the ten trustees are independent per the requirements of the NYSE.

“The Americold Board is committed to regularly refreshing our membership to ensure we have the right mix of experience, skills and backgrounds to advance shareholders’ interests,” continued Mr. Patterson. “The additions of Pam, Rob and George as Trustees enhances the experience and diversity of our Board. As a seasoned marketing and supply chain executive with big-box retailers and national grocery chains, Pam has a nuanced understanding of our industry and customer dynamics. Rob brings substantial real estate expertise and experience managing complex supply chains for some of the world’s largest big-box retailers. We are pleased to welcome Pam, Rob and George to the Board and look forward to working with them as we continue to oversee management’s execution of Americold’s strategy to enhance shareholder value.”

Biographies

About George Chappelle

George Chappelle most recently served as an executive of Tyson Foods, holding a variety of leadership roles including Chief Corporate Services Officer; General Manager of Emerging Proteins, Research and Development and Logistics; Chief Operating Officer of Prepared Foods; and Chief Integration Officer. Prior to joining Tyson Foods in 2017, he served as Chief Operating Officer at several leading consumer packaged goods companies, including AdvancePierre Foods, Vi-Jon and Solo Cup Company. Previously, Mr. Chappelle spent more than four years with Sara Lee Foods, including as Chief Supply Chain Officer and Chief Information Officer. He also served as Chief Information Officer of HJ Heinz from 2002 to 2005. Mr. Chappelle currently serves as Chairman of the Board of Flagstone Foods and as a member of the Boards of Apex International and Randall Foods. He previously served as Chairman of the Board of AGRO Merchants Group from 2018 to 2020.

About Rob Bass

Rob Bass currently serves as Chief Supply Chain and Global Properties Officer of Best Buy and brings nearly two decades of experience in global supply chain and operational roles with leading big-box retailers. In his role with Best Buy, Mr. Bass is responsible for global order management, distribution centers, domestic and international transportation, global compliance and trade, final-mile fulfillment, reverse logistics and real estate. Prior to joining Best Buy in 2013, Mr. Bass spent more than 12 years in a variety of supply chain positions with Target Corp., including Senior Supply Chain Leader. Previously, he served as a commercial airline pilot for 12 years for Sun Country Airlines and Midwest Airlines. Mr. Bass also served as a member of the Pier 1 Imports, Inc. Board of Directors from 2018 to 2020.

About Pamela Kohn

Pamela Kohn is Chief Merchandising Officer of Sally Beauty Holdings and has more than two 25 years of merchandising, supply chain, logistics and operations expertise in the food and retail industries. Prior to joining Sally Beauty in 2019, Ms. Kohn served as Chief Merchandising and Marketing Officer of the Family Dollar division of Dollar Tree and Chief Merchandising Officer of The Fresh Market. Previously, Ms. Kohn spent 13 years in a variety of leadership positions with Walmart, including Senior Vice President, Merchandising, Senior Vice President, Global Food Sourcing, Executive Vice President, Merchandise Services and President of Walmart US Realty. Prior to her time at Walmart, Ms. Kohn served as Senior Vice President of Merchandising with Stop & Shop and spent eight years as Senior Vice President of Merchandising with Food Lion.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 248 temperature-controlled warehouses, with over 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that refer to the Company’s guidance for the full year 2021, the Company’s search for a permanent President and Chief Executive Officer, the Company’s expectations for significant growth and long-term and value creation, and the Company’s focus on delivering operational excellence, disciplined growth and enhanced shareholder value, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The potential risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ from the predicted results, performance or achievements include, among others, uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry, general economic conditions, supply chain disruptions, labor shortages, inflation, uncertainty of revenues, given the nature of our customer contracts, decreased storage rates and increased vacancy rates, financial market fluctuations, our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives, and any difficulties or delays we encounter in identifying a permanent President and Chief Executive Officer. Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

Investor Relations Contact:
Telephone: 678-459-1959

Email: investor.relations@americold.com